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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 5, 2012, with respect to the consolidated financial statements of Erickson Air-Crane Incorporated and its subsidiaries contained in the Prospectus (File No. 333-166752), filed on April 12, 2012, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8, and to the use of our name as it appears under the caption "Experts" in such Prospectus.

/s/ Grant Thornton LLP

Portland, Oregon
April 16, 2012

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM